Exhibit 10.8

SECOND AMENDMENT TO

CABELA’S INCORPORATED

1997 STOCK OPTION PLAN

This Second Amendment to Cabela’s Incorporated 1997 Stock Option Plan is made and entered into this 27th day of July, 2001.

W I T N E S S E T H :

WHEREAS, the Cabela’s Incorporated 1997 Stock Option Plan was approved and adopted by the shareholders of the Company on January 24, 1997, as amended by that certain First Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated July 13, 2000 (the “Plan”);

WHEREAS, the directors and shareholders of Cabela’s Incorporated, a Nebraska corporation (the “Company”) have approved an increase in the number of shares of Common Stock which may be issued pursuant to Stock Options granted pursuant to the Plan;

WHEREAS, the directors and shareholders of the Company have approved a revision to the Plan which allows it to reissue Options which were exercised by a Participant in accordance with Section 7 or Section 8 of the Plan; and

WHEREAS, in furtherance of the foregoing, the Company desires to adopt this Second Amendment.

NOW THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the undersigned hereby agrees as follows:

1. Section 4 of the Plan is hereby amended to provide that the total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 1,999,350 shares, subject to adjustments in accordance with Section 9 of the Plan.

2. A new sentence shall be added to the end of Section 4 as follows: “If any Option granted under the Plan is exercised by a Participant in a stockless exercise (i.e., the Participant receives cash rather than stock upon termination in accordance with Section 7 or Section 8 of the Plan) or upon the repurchase by the Company of shares issued pursuant to said Option, the shares subject to such Option shall again be available for use under the Plan.”

3. Except as modified herein, the Plan remains in full force and effect as written.

IN WITNESS WHEREOF, the undersigned has entered into this Second Amendment as of the date first above written.

CABELA’S INCORPORATED

By:	/s/ James W. Cabela

President